                                                                Exhibit 99

LEVI                              1155 Battery Street, San Francisco, CA 94111
STRAUSS
   & Co.
  NEWS                     Investor Contact:   Christine Greany
                                               Integrated Corporate Relations
                                               (203) 222-9013
FOR IMMEDIATE RELEASE
---------------------
                           Media Contact:      Linda Butler
                                               Levi Strauss & Co.
                                               (415) 501-2233

         LEVI STRAUSS & CO. FOURTH-QUARTER AND FISCAL 2000 FINANCIAL RESULTS
                 SHOW SUBSTANTIAL PROGRESS IN BUSINESS TURNAROUND

             Annual Net Sales Decline Slows; Net Income Nearly Doubles; Improving Sales Trends Expected to Continue in Fiscal 2001

SAN FRANCISCO (January 10, 2001) - Levi Strauss & Co. today announced improved financial results for the fourth quarter and fiscal year ended November 26, 2000. The company achieved substantial progress in its business turnaround in fiscal 2000, narrowing its sales decline, significantly improving both operating and net income, increasing cash flow and reducing debt. Specifically, the company:

o Slowed its net sales decline to 9.6 percent (7 percent on a constant currency basis) from a 13.7 percent decline in 1999;
o Increased net income, on an adjusted basis, 97 percent to $201.8 million; reported net income rose more than 40 times to $223.4 million;
o   Cut its debt by $538 million.

Levi Strauss & Co. President and Chief Executive Officer Philip Marineau said, "Our goal this past year was to deliver strong financial performance, and we succeeded beyond our expectations. We've improved our sales trends, meeting our target of slowing the sales decline to single digits for the year, and out-performed last year in all our key financial measures including earnings. We've made great progress in our business turnaround and we've done it in a tough retail environment, which is all the more encouraging."

For the 12-month period ended November 26, 2000, net sales declined 9.6 percent to $4.645 billion from $5.139 billion in the prior year. Had currency rates remained constant at 1999 levels, net sales would have declined approximately 7 percent for the year.
                                 -- more --


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LS&CO. Q4/Add One
January 10, 2001


"Our strong financial performance was driven, in part, by product innovation in our Levi's(R), Dockers(R), and Slates(R) brands," said Marineau. "Consumers have responded positively to our updated basics and new products, including Levi's(R) Engineered Jeans(TM), Levi's(R) 569 jeans, classic corduroys and low-rise jeans for women. While a business turnaround such as this is a multi-year process, it's clear that our strategies are beginning to take hold. We are well positioned to stabilize our business in fiscal 2001."

Fourth-Quarter Results
----------------------

The company ended the year with good momentum. Marineau said, "We turned in our best performance of 2000 in the fourth quarter. Our sales decline slowed to 4 percent on a constant currency basis, a substantial achievement from the first quarter when we had nearly a 13 percent decline. We also realized higher gross margins, gross profits and income in the fourth quarter than we had in each of the previous three quarters - all the while continuing to pay down our debt."

Total net sales for the fourth quarter declined 8.6 percent to $1.286 billion from $1.407 billion in the year-earlier period, however exchange rates had a significant negative impact. Had currency exchange rates remained constant at 1999 levels, net sales would have declined approximately 4 percent.

Fourth-quarter gross margin rose in 2000 to 43.0 percent from 37.4 percent in the prior-year period and reflects the company's lowered sourcing and fabric costs, reduced inventory markdowns and improved product mix. Gross profit for the fourth quarter improved to $553 million compared to $526 million in the same period of 1999.

Operating income for the fourth quarter was $164.1 million compared to $321.2 million in the same period last year. Excluding certain adjustments related to restructuring costs and incentive compensation programs, operating income for the fourth quarter of 2000 would have increased 89 percent compared to the prior-year period.
                                  -- more --

LS&CO. Q4/Add Two
January 10, 2001


EBITDA, which the company defines as operating income excluding depreciation, amortization, restructuring charges and reversal of charges for a long-term incentive program, improved to $152.4 million compared to $102.9 million in the fourth quarter of 1999. EBITDA margin rose sharply to 11.8 percent, compared to
7.3 percent in the prior-year period.

Fourth-quarter net income decreased to $75.4 million from $157.0 million in 1999. Excluding the adjustments to operating income in both years, net income would have increased to approximately $54 million as opposed to a loss of $2 million in the same period last year.

Fiscal-Year 2000 Results
------------------------

Bill Chiasson, the company's chief financial officer, said, "We have made great strides in improving the financial picture at Levi Strauss & Co. Our gross margins are back to historic levels, we have a tighter rein on expenses, we're doing a better job of controlling our inventories, and we've reduced our debt by more than half-a-billion dollars. We ended the year with EBITDA margins of 12.8 percent, within our full-year target range, and expect to achieve our goal of
11.5 percent to 13.5 percent in 2001. Importantly, utilizing our strong cash flow to continue reducing debt remains a top priority."

Gross margin in fiscal 2000 rose to 42.1 percent from 38.1 percent in 1999, while gross profit was $1.955 billion compared to $1.959 billion last year.

Operating income for the year increased significantly to $538.8 million from $199.3 million in 1999. Excluding adjustments, operating income would have increased 43 percent. EBITDA in 2000 rose 26 percent to $596.6 million or 12.8 percent of sales compared to $473.3 million or 9.2 percent of sales in 1999.

Net income for the year increased dramatically to $223.4 million from $5.4 million in 1999. On a comparable basis, excluding one-time adjustments as mentioned above, net income would have increased approximately 97 percent to $201.8 million.

As of November 26, 2000, total debt had been reduced to $2.1 billion from $2.7 billion on November 28, 1999.
                               -- more --

LS&CO. Q4/Add Three
January 10, 2001


Levi Strauss & Co. is one of the world's leading branded apparel companies, marketing its products in more than 80 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi's(R), Dockers(R) and Slates(R) brands.

The company's fourth-quarter investor conference call, featuring Phil Marineau, chief executive officer; Bill Chiasson, chief financial officer; and Joe Maurer, treasurer, will be available through a live audio Webcast at www.levistrauss.com on January 10, 2001 at 10 a.m. EST. A replay is available on the Web site the same day beginning at approximately 2 p.m. EST and will remain until January 24. A telephone replay also is available at (402) 220-5656 from approximately noon EST through January 17.




This news release includes forward-looking statements about sales performance and trends, fashion trends, product innovation and new product development in our three brands, product mix, inventory position and management, expense levels including overhead and advertising expense, debt repayment and liquidity, customer orders, retail relationships and developments including sell-through, presentation of product at retail and marketing collaborations, and marketing and advertising initiatives. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. When used in this announcement, the words "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.

These forward-looking statements are subject to risks and uncertainties including, without limitation, risks related to the impact of competitive products; changing fashion trends; U.S. retail conditions and retail conditions outside the U.S.; dependence on key distribution channels, customers and suppliers; our supply chain executional performance; ongoing competitive pressures in the apparel industry; changing international retail environments; changes in the level of consumer spending or preferences in apparel; general economic conditions; trade restrictions; political or financial instability in countries where our products are manufactured; and other risks detailed in our registration statement and other filings with the Securities and Exchange
Commission. Our actual results might differ materially from historical performance or current expectations. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                        ###






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


                             LEVI STRAUSS & CO.

                    CONSOLIDATED STATEMENTS OF INCOME
                          (Dollars in Thousands)


                                                                        Three Months Ended        Twelve Months Ended
                                                                        ------------------        -------------------
                                                                        Nov. 26,     Nov. 28,     Nov. 26,    Nov. 28,
                                                                        --------     --------     --------    --------
                                                                        2000         1999         2000        1999
                                                                        ----         ----         ----        ----
                                                                                                              (Audited)
Net sales........................................................   $1,285,905    $1,406,813    $4,645,126    $5,139,458
Cost of goods sold...............................................      732,841       881,103     2,690,170     3,180,845
                                                                    ----------    ----------    ----------    ----------
   Gross profit..................................................      553,064       525,710     1,954,956     1,958,613
Marketing, general and administrative expenses...................      433,666       464,860     1,481,718     1,629,845
Other operating income...........................................      (11,528)       (8,280)      (32,380)      (24,387)
Excess capacity/restructuring charge.............................      (33,144)       91,798       (33,144)      497,683
Global Success Sharing Plan......................................           --      (343,873)           --      (343,873)
                                                                    ----------    ----------    ----------    ----------
   Operating income..............................................      164,070       321,205       538,762       199,345
Interest expense.................................................       56,921        50,260       234,098       182,978
Other (income) expense, net......................................       (8,864)       21,680       (39,016)        7,868
                                                                    ----------    ----------    ----------    ----------
   Income before taxes...........................................      116,013       249,265       343,680         8,499
Income tax expense...............................................       40,605        92,227       120,288         3,144
                                                                    ----------    ----------    ----------    ----------
   Net income....................................................   $   75,408    $  157,038    $  223,392    $    5,355
                                                                    ==========    ==========    ==========    ==========




                                NET SALES BY REGION
                                  (in millions)
                                   (Unaudited)

                                          Three Months Ended                     Twelve Months Ended
                                          ------------------                     -------------------
Net Sales                         Nov. 26,     Nov. 28,     Percent       Nov. 26,    Nov. 28,    Percent
                                  --------     --------    -------       --------     --------    -------
                                  2000         1999         Change        2000        1999        Change
                                  ----         ----         ------        ----        ----        ------

Americas                         $  892.9     $  939.9       (5.0%)      $3,148.2     $3,420.3      (8.0%)
Europe                              287.0        356.7      (19.5%)       1,104.5      1,360.8     (18.8%)
Asia                                106.0        110.2       (3.8%)         392.4        358.4       9.5%

Total Company                    $1,285.9     $1,406.8       (8.6%)      $4,645.1     $5,139.5      (9.6%)



                                          Three Months Ended                     Twelve Months Ended
                                          ---------------------                  ----------------------
Net Sales at Prior-Year          Nov. 26,     Nov. 28,      Percent      Nov. 26,     Nov. 28,     Percent
Currency Exchange Rates          --------     --------      -------      --------     --------     -------
                                 2000         1999          Change       2000         1999         Change
                                 ----         ----          ------       ----         ----         ------
                                (Restated)                              (Restated)
                                ----------                              ----------


Americas                         $  893.5     $  939.9       (4.9%)      $3,146.3     $3,420.3      (8.0%)
Europe                              342.9        356.7       (3.9%)       1,247.5      1,360.8      (8.3%)
Asia                                109.3        110.2       (0.8%)         382.7        358.4       6.8%

Total Company                    $1,345.7     $1,406.8       (4.3%)      $4,776.5     $5,139.5      (7.1%)







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

                                LEVI STRAUSS & CO.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Dollars in Thousands)

                                                                                        November 26,   November 28,
                                                                                        ------------   ------------
                                                                                            2000           1999
                                                                                            ----           ----
                                                                                        (Unaudited)
ASSETS
------
Cash and cash equivalents............................................................   $  117,058    $  192,816
Trade receivables, net...............................................................      660,128       759,273
Total inventories ...................................................................      652,249       671,487
Property, plant and equipment, net...................................................      574,039       714,523
Other assets.........................................................................    1,202,254     1,331,915
                                                                                        ----------    ----------
                  Total Assets.......................................................   $3,205,728    $3,670,014
                                                                                        ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
Current maturities of long-term debt and short-term borrowings.......................   $  231,290    $  233,992
Accounts payable.....................................................................      268,473       262,389
Restructuring reserves...............................................................       71,595       288,281
Long-term debt, less current maturities..............................................    1,895,140     2,430,617
Long-term employee related benefits..................................................      358,849       325,518
Post-retirement medical benefits.....................................................      545,574       541,815
Other liabilities....................................................................      933,380       875,964
                                                                                        ----------    ----------
                  Total liabilities..................................................    4,304,301     4,958,576
                                                                                        ----------    ----------
                  Total stockholders' deficit........................................   (1,098,573)   (1,288,562)
                                                                                        ----------    ----------
                  Total Liabilities and Stockholders' Deficit........................   $3,205,728    $3,670,014
                                                                                        ==========    ==========

Certain  prior year  assets and  liability  amounts  have been  reclassified  to conform to the 2000 presentation.

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